Exhibit 10.13

[Free Translation from Hebrew]

State of Israel

Ministry of Trade and Industry

Industrial Research and Development Administration

Office of Chief Scientist

Jerusalem, __________

Letter of Approval Number: 49209

(Fiscal regulation: 38300202)

Group: 13

Application: 1000488897

Supplier no.: 40487277

To

Rimonim Consortium

1 Ben Gurion Road

Bnei Brak 51201

Letter of Approval - Generic Technological Research & Development (Magnet)

1.	We hereby inform you that the research committee has discussed your request to approve a program for developing generic technology, submitted by you on 11/05/2012, and has resolved in its meeting on 05/05/2013 to approve the program as an approved program.

a.	The consortium: Rimonim Consortium

Subject: framework creation for the development of advanced, essential and generic technologies.

b.	The consortium members: see Appendix - Consortium Members
c.	Program Subject: Rimonin Consortium – Industry – Year C
d.	Performer of the approved program: Rimonim Consortium Registration no.: 580533214
e.	The approved expenses for the performance of the approved plan shall be in an amount of up to: NIS 6,741,000

In words: Six Million, Seven Hundred and Forty One Thousand NIS.

f.	The rate of grant approved is 66% out of the approved expense, which equals: NIS 4,449,060 (the “Grant”).

2.	The approval is conditioned upon fulfillment of the regulations, rules and procedures of the Industrial Research and Development Administration for the Generic Technological Research & Development (Magnet) Program and subject to the following terms:

a.	The approved program will be performed as detailed in your request within a period of 12 months – commencing 02/01/2013 and until 07/31/2013 (hereinafter: the “Performance Period”).

b.	Additional terms:

see Appendix - Additional Terms

Attached:

1.	Budget breakdown appended to the letter of approval.
2.	Chief Executive Officer Rules no. 4.2 and Declaration (Appendix A)
3.	Reporting Rules and Regulations.

[Free Translation from Hebrew]

State of Israel

Ministry of Trade and Industry

Industrial Research and Development Administration

Office of Chief Scientist

Jerusalem, __________

Letter of Approval Number: 49209

(Fiscal regulation: 38300202)

Group: 13

Application: 1000488897

Supplier no.: 40487277

Appendix to Letter of Approval

Appendix - Consortium Members

Bio-Lab Laboratories Ltd.

Q.B.I Enterprises Ltd.

Harlan Biotech Israel Ltd.

Professional Manager to Consortium

Rosseta Genomics Ltd.

PolyPid Ltd.

Appendix – Additional Terms

None

d. See Appendix regarding intellectual property

Sincerely,

/s/ Lydia Lazanes	/s/ Yossi Steinberg
Avi Hasson	Yossi Steinberg
The Chief Scientist	Office Controller

4. Letter of approval intellectual property appendix (pursuant to section d2)

[Free Translation from Hebrew]

State of Israel

Ministry of Trade and Industry

Industrial Research and Development Administration

Office of Chief Scientist

Jerusalem, __________

Letter of Approval Number: 49209

(Fiscal regulation: 38300202)

Group: 13

Application: 1000488897

Supplier no.: 40487277

To:

Rimonim Consortium

1 Ben Gurion Road

Bnei Brak 51201

Appendix to Letter of Approval

Compliance with Intellectual Property Laws

We have acknowledged your undertaking from _______ to comply with intellectual property laws as shall be practiced in Israel from time to time, that if you are convicted for violation of the intellectual property laws of Israel, by a final and un-appealable judgment in an Israeli court, we shall be entitled to terminate any benefit granted to you by the Industrial Research and Development Administration, including grant, loan, tax benefit or any other financial advantage, or any part of such benefit, and demand their return including interest and linkage differentials according to the law.

Sincerely,

/s/ Lydia Lazanes	/s/ Yossi Steinberg
Avi Hasson	Yossi Steinberg
The Chief Scientist	Office Controller

[Free Translation from Hebrew]

State of Israel

Ministry of Trade and Industry

Magnet Administration

August 5, 2013

Reference 63013

To

Rami Skaliter

Chairman of Rimonim Consortium

Subject: “Rimonim” Consortium –Budget Completion

Year C Files: 49210, 49209

Ours: 1413 from March 17, 2013

I am are happy to inform that following the 2013 budget approval, and pursuant to certain developments that have occurred in the consortium, the approved year C budget is in an amount of NIS 16,971,000,

Industry: NIS 12.43 million for 11 months (Feb-Dec 2013)

Academia: NIS 4.481 million for 12 months (Jan-Dec 2013)

I wish you luck with the program performance.

Sincerely.

/s/ Ilan Peled
Ilan Peled
Magnet Manager

Hereby enclosed: Reference to future changes

Copy:

Moshe Galblum

Iris Levin

Talia Ben Neria

Dafna Borovsky

Dudi Lavie

Magnet Administration, Beit Hataasia, 11th floor, 29 Hamered st., Tel- Aviv, P.O. Box 50364 Tel-Aviv 61500

Tel. 03-5118110 Fax. 03-5100622 Email: info@magnet.org.il

Request to Make Changes to the Work Plan and Budget – Rimonim Consortium – Year C

The consortium has submitted a semi-annual request to make changes to the work plan and budget.

PloyPid Company

Consortium request the company requests to make changes in human resources due to employee substitutions without budgetary change (the change was already approved under the appeal) and the substitution of an employee who took maternity leave.

Status: the request is approved

Summary: the consortium's request has been accepted without any change to the company's budget

Magnet Administration, Beit Hataasia, 11th floor, 29 Hamered st., Tel- Aviv, P.O. Box 50364 Tel-Aviv 61500

Tel. 03-5118110 Fax. 03-5100622 Email: info@magnet.org.il

[Summary Translation from Hebrew]

This page forms an integral part of the letter of approval

Details of the budget for research and development in the matter of: Rimonim Consortium – Industry – Year C

Performance period commencing 02/01/2013 until 06/30/2013

Budget page version 1.1

Request date

Date of latest update 04/04/2012

File number:	49209
Preparation Date:	04/04/13
Company	PolyPid
Company Number	7262
Consortium	Maagad Rimonim

A. Human Resources
Total Human Resources	253,937

B. Materials and consumable tools
Total Materials	86,640

C. Subcontractors
Total Subcontractors	19,800

D. Approved Equipment
Total	24,916

Total in NIS 385,292

Notes:

A. The person performing the research shall be entitled to payments only with respect to expenses made and registered in a special account (including registration of work hours of the researchers working in this research), and in accordance with the budget instructions of the Office of the Chief Scientist at the Ministry of Trade and Employment.

B. This budget page is in effect only after signing the letter of approval.

Signature:

/s/ David Lavie	/s/Amir Weisberg	04/04/2013
Office	Company	Date

[Summary Translation from Hebrew]

This page forms an integral part of the letter of approval

Details of the budget for research and development in the matter of: Rimonim Consortium – Industry – Year C

Performance period commencing 02/01/2013 until 12/31/2013

Budget page version 1.1

Request date

Date of latest update 01/12/2012

File number:	49209
Preparation Date:	08/12/13
Company	PolyPid
Company Number	7262
Consortium	Maagad Rimonim

A. Human Resources
Total Human Resources	463,784

B. Materials and consumable tools
Total Materials	158,840

C. Subcontractors
Total Subcontractors	36,300

D. Approved Equipment
Total	45,677

Total in NIS 704,601

Notes:

A. The person performing the research shall be entitled to payments only with respect to expenses made and registered in a special account (including registration of work hours of the researchers working in this research), and in accordance with the budget instructions of the Office of the Chief Scientist at the Ministry of Trade and Employment.

B. This budget page is in effect only after signing the letter of approval.

Signature:

/s/ David Lavie
Office	Company	Date